                                                              EXHIBIT 10.15(b)

                        DISPUTE RESOLUTION AGREEMENT
                        ----------------------------

This Agreement, dated         April 15            , 1993, is among Atlantic
                     -----------------------------
Richfield Company, a Delaware corporation ("ARCO"), ARCO Chemical Company, a Delaware corporation ("ACC"), and Lyondell Petrochemical Company, a Delaware corporation ("LPC").

                                 BACKGROUND
                                 ----------

Disputes involving two or more of the parties hereto ("Disputes") have in the past arisen and may in the future arise from time to time. Many of the Disputes involve supply contracts or services arrangements and are able to be resolved through discussions and negotiations. The parties hereto all agree that such informal resolution is preferable. However, in the case of any serious Disputes that may be material to one or more of the parties hereto, there is a need for a procedure of negotiation and binding arbitration to promote the systematic resolution of such Disputes in a timely fashion.

                                  AGREEMENT
                                  ---------

THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

I.  GUIDING TENENTS

    The following tenets regarding business dispute resolution shall apply to any Dispute:

    1.  Most business disputes are best resolved privately and by agreement.

    2. Executives should play a key role in business dispute resolution and should approach a dispute as a problem to be solved, not a contest to be won.

    3.  Efforts should first be made to reach agreement by unaided negotiation.

    4. A skilled and respected neutral third party can play a critical role in bringing about agreement.

     5. If such efforts are unsuccessful, resolution by a non-adjudicative procedures, such as mediation or minitrial, should next be pursued.

     6. If adjudication by a neutral third party is required, a well conducted arbitration proceeding is usually preferable to litigation.

     7. During an arbitration proceeding, the door to settlement should remain open; arbitrators should encourage the parties to discuss settlement, if appropriate employing a mediator.

II.  APPOINTMENT, EDUCATION AND REPLACEMENT OF ARBITRATOR

     1.  Appointment:  The parties hereto hereby select Charles B. Renfrew,
         -----------
         Esquire of San Francisco, California to serve as the arbitrator (the "Arbitrator") for any Disputes.

     2.  Education:  The Arbitrator shall be educated in advance of any
         ---------
         arbitration hearing as to the various inter-company arrangements and restrictions. Each party shall participate in the briefing of the Arbitrator and shall share one-third of the cost of the pre-arbitration education.

     3.  Replacement:  If Mr. Renfrew resigns or otherwise ceases to serve as
         -----------
         Arbitrator, ACC, LPC, and ARCO will jointly appoint a replacement Arbitrator from Judicial Arbitration Mediation Services, Inc. ("JAM"), or any other agency or organization mutually acceptable to the parties hereto. In order to select the replacement Arbitrator, the following procedure will be followed:

         a. JAM shall be requested to submit to the parties hereto a list of not less than five candidates willing to serve as the Arbitrator. Such list shall include a brief statement of each candidate's qualifications.

         b. Any candidates as to whom a conflict of interest is identified by any party hereto shall be stricken from the list of candidates. Each party may also reject any candidate (with or without explanation). A candidate rejected by any party will be stricken from the list of candidates. Each party shall rank the remaining candidates in order of preference (with 5 points being assigned to the party's first choice, 4 points being assigned to the party's second choice, etc.), and shall deliver the list of remaining candidates so marked to the other parties within ten days of receipt.

         c. Any party failing without good cause to return the candidate list so marked within the specified time period shall be deemed to have assented to all candidates listed thereon.

         d. The parties shall designate as Arbitrator the candidate for whom the parties collective have awarded the highest point total.

         e. If this procedure for any reason should fail to result in the designation of an Arbitrator, JAM shall submit an amended list of at least two and no more than five candidates who will then be ranked in accordance with the procedures set forth above. These procedures shall continue until an Arbitrator is selected.

III.  DISPUTE RESOLUTION PROCEDURE

    1.  Initiation:  The dispute resolution procedure provided by this Agree-
        ----------
        ment may only be initiated by the General Counsel of one of the parties and only if such officer believes that there exists a Dispute that is serious and material. Initiation of the procedure shall be in writing to the other involved party or parties at the addresses provided herein.

    2.  Good Faith Negotiations:  Upon the procedure being initiated, the
        -----------------------
        involved parties shall attempt to settle the Dispute through good faith negotiations. If such negotiations are not successful within a period of two months, binding arbitration shall be commenced.

    3.  Binding Arbitration:  Binding arbitration (i) shall be conducted by the
        -------------------
        Arbitrator, (ii) shall be scheduled so as to start the arbitration hearing no later than five months from the commencement of the arbitration, and (iii) shall be conducted in accordance with the rules attached hereto as Exhibit A.

IV.  COSTS

    1.  Pre-arbitration:  The parties shall share the cost of the
        ---------------
        pre-arbitration education of the Arbitrator as set forth in Section
        II.2.

    2.  Arbitration:  The fee of the Arbitrator during any arbitration and
        -----------
        other costs relating thereto shall be shared equally by the parties involved therein.

V.  NOTICES

Any notices given or required to be given hereunder shall be in writing and shall be deemed to have been properly given if actually delivered or sent by United States registered or certified mail, postage prepaid, to the General Counsel of the appropriate party at the address listed below, or at such other address as a party may designate by notice to the other parties:

    If to ARCO:

              Atlantic Richfield Company
              515 South Flower Street
              Los Angeles, CA  90071

    If to ACC:

              ARCO Chemical Company
              3801 West Chester Pike
              Newtown Square, PA 19073

    If to LPC:

              Lyondell Petrochemical Company
              One Houston Center
              1221 McKinney Street, Suite 1600
              Houston, TX 77010

VI.  GOVERNING LAW/JURISDICTION

    This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the substantive law of the State of Delaware, except that the United States Arbitration Act, Title 9 of the United States Code, Sections 1-16, shall apply to all matters that arise out of arbitration. The decision of the Arbitrator shall be final and judgment upon any award issued by the Arbitrator may be entered by any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATLANTIC RICHFIELD COMPANY


By: [signature appears here]
   --------------------------

ARCO CHEMICAL COMPANY


By: [signature appears here]
   --------------------------

LYONDELL PETROCHEMICAL COMPANY


By: [signature appears here]
   --------------------------

                                  EXHIBIT A
                                  ---------

                      RULES WITH RESPECT TO THE CONDUCT
                         OF ARBITRATION PROCEEDINGS

Rule 1.  General Provisions

    1.1 Subject to these Rules, the Arbitrator may conduct the arbitration in such manner as he shall deem appropriate. The Arbitrator shall be responsible for the organization of conferences and hearings.

    1.2 The proceedings shall be conducted in an expeditious manner. The Arbitrator is empowered to impose time limits it considers reasonable on each phase of the proceeding, including without limitation the time allotted to each party for presentation of its case and for rebuttal.

    1.3 Except as otherwise provided in these Rules or permitted by the Arbitrator, no party or anyone acting on its behalf shall have any ex parte communication with the Arbitrator with respect to any matter
         --------
         of substance relating to the proceeding.

    1.4 As promptly as possible after the commencement of the arbitration, the Arbitrator shall hold an initial pre-hearing conference for the planning and scheduling of the proceeding. The objective of this conference shall be to discuss all elements of the arbitration with a view to planning for its future conduct. Matters to be considered in the initial pre-hearing conference may include, inter alia, the
                                                         ----------
         following:

         (a) Procedural matters such as the timing and manner of any required discovery; the desirability of bifurcation or other separation of the issues in the arbitration; the scheduling of conferences and hearing; the scheduling of pre-hearing memoranda; the need for and type of record of conferences and hearings, including the need for transcripts; the mount of time allotted to each party for presentation of its case and for rebuttal; the mode, manner and order for presenting proof; the need for expert witnesses and how expert testimony should be presented; and the necessity for any onsite inspection by the Arbitrator.

         (b) The early identification and narrowing of the issues in the arbitration;

         (c) The possibility of stipulations of fact and admissions by the parties solely for purposes of the arbitration, as well as simplification of document authentication; and

         (d) The possibility of the parties engaging in settlement negotiations, with or without the assistance of a mediator.

         After the initial conference, further pre-hearing or other conferences may be held as the Arbitrator deems appropriate.

    1.5  In order to define the issues to be heard and
         determined, the Arbitrator may inter alia make pre-
                                        ----------
         hearing orders for the arbitration and instruct the parties to file statements of claim and of defense and pre-hearing memoranda.

    1.6 Unless the parties have agreed upon the place of arbitration, the Arbitrator shall fix the place of arbitration. The award shall be deemed made at such place. Hearings may be held and the Arbitrator may schedule meetings, including telephone meetings, wherever it deems appropriate.

Rule 2.  Discovery

         The Arbitrator shall permit and facilitate such discovery as it shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. The Arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed in discovery.

Rule 3.  Evidence and Hearings

    3.1 The Arbitrator shall determine the manner in which the parties shall present their cases. Unless otherwise determined by the Arbitrator, the presentation of a party's case shall include the submission of a pre-hearing memorandum including the following elements:

         (a)  A statement of facts;

         (b)  A statement of each claim being asserted;

         (c) A statement of the applicable law upon which the party relies;

         (d) A statement of the relief requested, including the basis for any damages claimed; and

         (e) A statement of the evidence to be presented, including the name, capacity and subject of testimony of any witnesses to be called and an estimate of the amount of time required for the witness' direct testimony.

    3.2 Evidence may be presented in written or oral form as the Arbitrator may determine is appropriate. The Arbitrator is not required to apply the rules of evidence used in judicial proceedings, provided, however, that the
                               --------  -------
         Arbitrator shall apply the lawyer-client privilege and the work product immunity. The Arbitrator shall determine the applicability of any privilege or immunity and the admissibility, relevance, materiality and weight of the evidence offered.

    3.3 The Arbitrator, in its discretion, may require the parties to produce evidence in addition to that initially offered. It may also appoint experts whose testimony shall be subject to cross examination and rebuttal.

    3.4 The Arbitrator shall determine the manner in which witnesses are to be examined. The Arbitrator shall have the right to exclude witnesses from hearings during the testimony of other witnesses.

Rule 4.  Interim Measures of Protection

    4.1 At the request of a party, the Arbitrator may take such interim measures as he deems necessary in respect of the subject matter of the dispute, including measures for the preservation of assets, the conservation of goods or the sale of perishable goods. The Arbitrator may require security for the costs of such measures.

    4.2 A request for interim measures by a party to a court shall not be deemed incompatible with the agreement to arbitrate or as a waiver of that agreement.

Rule 5.  The Award

    5.1 The Arbitrator may make final, interim, interlocutory and partial awards. An award may grant any remedy or relief which the Arbitrator deems just and equitable and within the scope of the agreement of the parties, including but not limited to any interim, interlocutory or partial award, the Arbitrator may state in its award whether or not he views the award as final, for purposes of any judicial proceedings in connection therewith.

    5.2 All awards shall be in writing and shall state the reasoning on which the award rests unless the parties agree otherwise.

    5.3 Executed copies of awards shall be delivered by the Arbitrator to the parties.

    5.4 Within fifteen days after receipt of the award, either party, with notice to the other party, may request the Arbitrator to correct in any award any errors in computation, any clerical or typographical errors, or any errors of a similar nature. Within thirty days after the delivery of an award to the parties, the Arbitrator may make corrections on its own initiative and corrections requested by either party. All such corrections shall be in writing, and the provisions of Rule 5 shall apply to them.

    5.5 After expiration of the thirty-day period provided in Rule 5.4, awards shall be final and binding on the parties, and the parties undertake to carry out awards without delay.

    5.6 The dispute should in most circumstances be submitted to the Arbitrator for decision within five months after the initial pre-hearing conference required by Rule 1.4.
         The final award should in most circumstances be rendered within one month thereafter. The parties and the Arbitrator shall use their best efforts to comply with this schedule.

Rule 6.  Failure to Comply with Rules

         Whenever a party fails to comply with these Rules in a manner deemed material by the Arbitrator, the Arbitrator shall fix a reasonable period of time for compliance and, if the party does not comply within said period, the Arbitrator may impose a remedy it deems just, including an award on default. Prior to entering an award on default the Arbitrator may require the non-defaulting party to produce evidence and legal argument in support of its contentions, which the Arbitrator may receive without the defaulting party's presence or participation.